Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“First Amendment”) dated as of September 18, 2006 is made by and among TRIUMPH GROUP, INC., a Delaware corporation, (the “Borrower”) and PNC BANK, NATIONAL ASSOCIATION, a national banking association as Administrative Agent for the Banks under the Amended and Restated Credit Agreement referred to herein (hereinafter referred to in such capacity as the “Administrative Agent”), BANK OF AMERICA, N.A., in its capacity as syndication agent for the Banks under such agreement (hereinafter referred to in such capacity as the “Syndication Agent”), CITIZENS BANK OF PENNSYLVANIA, in its capacity as documentation agent for the Banks under such agreement (herein referred to in such capacity as the “Documentation Agent”) and each of MANUFACTURERS AND TRADERS TRUST COMPANY and NATIONAL CITY BANK OF PENNSYLVANIA, each in its capacity as Managing Agent for the Banks under such agreement (hereinafter referred to in such capacity as the “Managing Agent”) and PNC BANK, NATIONAL ASSOCIATION;  BANK OF AMERICA, N.A.; CITIZENS BANK OF PENNSYLVANIA; MANUFACTURERS AND TRADERS TRUST COMPANY; NATIONAL CITY BANK;  JP MORGAN CHASE BANK, N.A., SOVEREIGN BANK, BRANCH BANKING AND TRUST COMPANY, DEUTSCHE BANK TRUST COMPANY AMERICAS; LASALLE BANK NATIONAL ASSOCIATION as the Banks; and PNC CAPITAL MARKETS, LLC as Lead Arranger.

Reference is made to the Amended and Restated Credit Agreement dated as of July 27, 2005 by and among the Borrower, the Banks, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Managing Agents, (the “Credit Agreement”).  (Capitalized terms used herein not otherwise defined shall have the meanings provided for in the Credit Agreement.)

The Borrower, the Banks and the Agents have agreed that the Credit Agreement be amended as provided herein, effective as of the date hereof.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Amendments to Credit Agreement.

(a)           Definitions (Section 1.1).

(i)            Existing Definitions.

The following defined terms contained in Section 1.1 of the Credit Agreement are hereby amended and restated to read as set forth below:

Consolidated Total Indebtedness shall mean as of any date of determination the aggregate of all Indebtedness of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP; provided however, that Indebtedness under the Senior Notes shall be excluded from such calculation from the First

Amendment Effective Date to the earlier of the date upon which such Indebtedness under the Senior Notes is repaid in full and the date which is forty-five (45) days after the First Amendment Effective Date (it being the intention of the Borrower to repay the Senior Notes within forty-five (45) days after the First Amendment Effective Date).  Consolidated Total Indebtedness shall be measured at the end of each fiscal quarter.

(ii)           New Definitions.

The following new defined terms are hereby added to Section 1.1 of the Credit Agreement to read as set forth below:

Convertible Debt Documents shall mean the Indenture and the Convertible Notes, in each case as amended, supplemented or modified from time to time.

Convertible Notes shall mean the $175,000,000 ($202,000,000 if the initial purchasers exercise their option to purchase additional Convertible Notes in full) Senior Subordinated Notes due 2026 of the Borrower.

First Amendment Effective Date shall mean the date upon which all of the conditions precedent to the First Amendment shall have been met.

Indenture shall mean the indenture pursuant to which the Convertible Notes are issued.”

(b)           Senior Debt Status (Section 5.1.23).

Section 5.1.23 (Senior Debt Status) of the Credit Agreement is hereby amended and restated to read as follows:

“5.1.23    Senior Debt Status.

The Obligations of the Borrower under this Agreement, the Notes, and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with (a) prior to the occurrence of a Security Event or following the termination of a Security Event, all of its other unsecured senior Indebtedness (including, without limitation, Indebtedness under the Senior Notes, as in effect from time to time), and (b) at any time after a Security Event has occurred and has not been terminated, all of its other secured senior Indebtedness (including, without limitation, Indebtedness under the Senior Notes, as in effect from time to time), except in each case Indebtedness of the Borrower to the extent secured by Permitted Liens.  The obligations of the Borrower under the Indenture and the Convertible Notes are and shall remain at all times subordinated in right of payment and security to the right of payment and security of the Obligations hereunder and under the other Loan Documents.  The obligations of each Guarantor under the Guaranty and Suretyship Agreement at all times shall rank pari passu with (a) prior to the occurrence of a Security Event or following the termination of a Security Event, all of its other unsecured senior Indebtedness (including, without limitation, Indebtedness under the Senior Notes,

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as in effect from time to time), and (b) at any time after a Security Event has occurred and has not been terminated, all of its other secured senior Indebtedness (including, without limitation, Indebtedness under the Senior Notes, as in effect from time to time), except in each case Indebtedness of each Guarantor to the extent secured by Permitted Liens.  Without limiting the foregoing, the Borrower shall take all steps necessary to provide that (i) its Obligations under this Agreement, the Notes and the other Loan Documents shall be senior to any outstanding Indebtedness and (ii) any Indebtedness of any Subsidiary that is in any manner subordinated in right of payment or security to any other Indebtedness is subordinated to the Obligations on the same terms and conditions as such Subsidiary Indebtedness, and (b) if the Borrower or any Subsidiary incurs any additional Indebtedness (any such Indebtedness must be permitted under Section 7.2.1 hereof) after the Closing Date that is in any manner subordinated in right of payment or security to any other Indebtedness (“New Subordinated Indebtedness”), the New Subordinated Indebtedness shall be subordinated in right of payment and security to the Obligations on the same terms and conditions as such other Indebtedness.”

(c)           Repayment of Senior Notes (new Section 7.1.15).

A new Section 7.1.15 is hereby inserted into the Credit Agreement immediately after Section 7.1.14 to read as follows:

“7.1.15    Repayment of Senior Notes.

The Borrower shall indefeasibly pay in full all Indebtedness under the Senior Notes within forty-five (45) days after the First Amendment Effective Date; provided that there is no Event of Default or Potential Default hereunder immediately prior to or after giving effect to such payment.”

(d)           Indebtedness (Section 7.2.1.1).

Section 7.2.1.1 is hereby amended by deleting the period immediately following subsection (x) of Section 7.2.1.1 and replacing such period with a semicolon and inserting the following new subsection (xi) to Section 7.2.1.1 immediately after subsection (x) of thereof:

“(xi)         Indebtedness under the Convertible Notes.”

(e)           Limitation on Aggregate Amount (Section 7.2.1.2).

Section 7.2.1.2 of the Credit Agreement is hereby amended and restated to read as follows:

“7.2.1.1  Limitation on Aggregate Amount.

The sum of the outstanding principal amount of (A) all Indebtedness of Subsidiaries, including Guaranties (other than the Guaranty and Suretyship Agreement executed in connection herewith), plus (B) secured and unsecured Indebtedness of the Borrower (not including Indebtedness described in subsections (v), (viii) and (xi) of this Section 7.2.1, or the Obligations hereunder) shall not at any time exceed 20% of Consolidated Net Worth as of each quarter end, and with respect to any determinations of this covenant within as fiscal quarter as of the end of the immediately preceding fiscal quarter.”

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(f)            Dividends and Related Distributions (Section 7.2.5).

Section 7.2.5 of the Credit Agreement is hereby amended and restated to read as follows:

“7.2.5      Dividends and Related Distributions.

The Borrower shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock or partnership interest on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor) or partnership interests, except

(i)            dividends or other distributions payable to the Borrower or any other Loan Party by its Subsidiaries;

(ii)           repurchases by Borrower of its common stock and dividends payable by the Borrower to the holders of its common stock, provided that the aggregate amount of the repurchases made and dividends paid on or after the Closing Date, does not exceed (a) the sum of $50,000,000 plus 25% of the cumulative Consolidated Net Income between April 1, 2005 through the date of determination, and provided further (x) that no Event of Default or Potential Default exists at the time of any such payment or will result from such payment;

(iii)          redemptions of any employee’s Capital Stock in the Borrower upon termination of employment provided that no Event of Default then exists or will result from such redemption;

(iv)          dividends or other distributions payable in stock, including stock splits.”

(g)           Issuance of Stock (Section 7.2.13).

Section 7.2.13 of the Credit Agreement is hereby amended by deleting the period immediately after subsection (iv) thereto and replacing it with a semicolon and inserting the following new subsection (v) thereto to read as follows:

“(v)         to the holders of the Convertible Notes in connection with a conversion of the Convertible Notes into shares of the Borrower’s Capital Stock under the terms of and pursuant to the Indenture.”

(h)           Repayment or Modification of Convertible Debt Documents (new Section 7.2.21).

A new Section 7.2.21 is hereby inserted into the Credit Agreement immediately after Section 7.2.20.5 to read as follows:

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“7.2.21    Repayment of Convertible Notes.

Notwithstanding anything to the contrary in the Convertible Debt Documents, but subject to the subordination provisions contained in the Indenture, the Borrower shall not make any principal payment of the Convertible Notes prior to October 1, 2011or, as permitted in the Indenture based on a “fundamental change” of the Borrower (as such term is defined in the Indenture), without the prior written consent of the Required Banks; provided however, the Borrower may, so long as no Event of Default or Potential Default exists immediately prior to or would exist after giving effect to such payment (a) pay the settlement amount with respect to each $1,000 aggregate principal amount of Convertible Notes converted into shares of the Borrower’s common stock (i) in cash, which shall not exceed the lesser of (x) $1,000 and (y) the conversion value of such Convertible Notes pursuant to the terms and conditions of the Indenture and (ii) if the conversion value of such Convertible Notes exceeds $1,000, in the number of shares of the Company’s common stock as calculated pursuant to the terms and conditions of the Indenture, and (b) with respect to the conversion of the Convertible Notes into shares of the Borrower’s common stock, the Borrower may pay the cash value of fractional shares of the Borrower’s common stock pursuant to the terms and conditions of the Indenture and additional amounts to the extent the Borrower is required to pay such amounts under the Indenture.”

(i)            Modification of Convertible Debt Documents (New Section 7.2.22).

A new Section 7.2.22 is hereby inserted into the Credit Agreement immediately after Section 7.2.21 to read as follows:

“7.2.22    Modification of Convertible Debt Documents.

Notwithstanding anything to the contrary in the Indenture or the other Convertible Debt Documents, the Borrower shall not agree to or make or permit to be made any amendment, modification, or supplement to the Indenture or the other Convertible Debt Documents as in effect on the First Amendment Effective Date, the effect of which is to (i) increase the rate of interest or fees payable in respect of the Convertible Notes, (ii) require any principal payments of the Convertible Notes prior to the dates of required principal payments under the Indenture or change the definition of “fundamental change” under the Indenture, (iii) shorten the final maturity date of the Convertible Notes or permit the holders of the Convertible Notes to put such Convertible Notes to the Borrower prior to the times provided therefore under the Indenture, (iv) secure or obtain any agreement to secure the Convertible Notes with the grant of any security interests, mortgage liens or other collateral assignments on the property of any of the Loan Parties,  (v) modify the subordination provisions contained in the Indenture, (vi) make the covenants and events of default contained in the Indenture more restrictive, (vii) modify or amend the terms under which the Convertible Notes are convertible into shares of the Borrower’s common stock or cash if the effect of such amendment or modification is to make the terms of such conversion less favorable either to the Borrower or to the Banks than the terms of such conversion as in effect as of the First Amendment Effective Date or (viii) or could reasonably be expected to materially affect the Borrower’s or the Banks’ rights and interests, all without the prior written consent of the Required Banks.

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(j)            Certain Events; Events under the Senior Notes, Events Under the Convertible Notes (Section 7.3.6).

Subsections (iv) and (v) of Section 7.3.6 of the Credit Agreement are respectively hereby amended and restated to read as follows:

“(iv)        Event of Default or Security Event.  And to each of the Banks promptly after any officer of the Borrower has learned of the occurrence of an Event of Default or Security Event under the Senior Notes or a default or an event of default under the Convertible Debt Documents; and”

“(v)         Waivers or Amendments.  And to the Administrative Agent (a) copies of any Senior Note Purchase Agreement Waiver as provided in Section 7.2.20.2 and (b) notice, at least ten (10) Business Days prior to the proposed effective date thereof, of any waiver of, amendment, modification or other change to, the Indenture or the Convertible Notes after the date of this Agreement (collectively a “Convertible Note Indenture Waiver or Amendment”) together with a copy of such Convertible Note Indenture Waiver or Amendment.”

(k)           Defaults in Other Agreements or Indebtedness (Section 8.1.5).

Section 8.1.5 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“8.1.5      Defaults in Other Agreement or Indebtedness.

(a) A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which the Borrower or Subsidiary of the Borrower may be obligated as a borrower or guarantor in excess of $2,500,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (and such right shall not have been waived) or the termination of any commitment to lend or, (b) without limiting the foregoing, there occurs any “Event of Default” under the Senior Note Purchase Agreements or (c) without limiting the foregoing, there occurs any default or event of default under the Convertible Debt Documents;”

2.     Effectiveness of First Amendment.  This First Amendment shall be effective on the date upon which each of the following conditions precedent has been satisfied.

(a)           Execution of this First Amendment.

This First Amendment shall have been executed by the Borrower, each of the Guarantors and the Required Banks.

(b)           Issuance of Convertible Debt.

The transactions contemplated by the Convertible Debt Documents shall be consummated simultaneously with the closing of this First Amendment in accordance with the

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terms and conditions of the Convertible Debt Documents as heretofore reviewed by the Administrative Agent and as certified by the Borrowers without any amendment or waiver by the Loan Parties not consented to by the Administrative Agent.  The Loan Parties shall evidence to the satisfaction of the Agent that the aggregate of all indebtedness for borrowed money incurred by the Loan Parties in connection with the Convertible Debt Documents, does not exceed $202,000,000.  After giving effect to the consummation of the transactions contemplated by the Convertible Debt Documents, the Total Indebtedness to EBITDA Ratio shall not exceed 3.50 to 1.00 (it being understood that for purposes of making such calculation, the Indebtedness under the Senior Notes shall not be included in the definition of Consolidated Total Indebtedness, to the extent set forth in such definition as amended by this First Amendment).

(c)           Opinion of Counsel.

There shall be delivered to the Administrative Agent for the benefit of each Bank a written opinion of John B. Wright, Esq., counsel for the Borrower and the Guarantors (who may rely on the opinions of such other counsel as may be acceptable to the Administrative Agent), dated the date of this First Amendment and in form and substance satisfactory to the Administrative Agent and its counsel as to the authorization, execution, delivery, no conflict and enforceability of this First Amendment and the Credit Agreement as amended hereby.

3.             Miscellaneous.

(a)           All of the terms, conditions, provisions and covenants in the Notes, the Credit Agreement, the Loan Documents, and all other documents delivered to the Banks and the Administrative Agent in connection with any of the foregoing documents and obligations secured thereby shall remain unaltered and in full force and effect except as modified by this First Amendment and are hereby ratified and confirmed.

(b)           This First Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(c)           The Borrower shall reimburse the Administrative Agent for all expenses for which the Administrative Agent is entitled to be reimbursed, including the fees of counsel for the Administrative Agent in connection with this First Amendment.

(d)           Each and every one of the terms and provisions of this First Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Banks and the Administrative Agent and their respective successors and assigns.

(e)           This First Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument.

(f)            The execution and delivery of this waiver shall not be construed to establish a course of conduct or imply that any other, future or further waivers, consents or forbearance shall be considered, provided or agreed to.

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(g)           The Borrower represents and warrants that there exists no Event of Default or Potential Default.

(h)           The Borrower represents and warrants that all of the Persons required to be “Guarantors” are in fact Guarantors, have become a party to the Guaranty and Suretyship Agreement by executing and delivering to the Administrative Agent on behalf of the Banks the guarantor joinder, and have executed this First Amendment on the date hereof.

(i)            The Loan Parties hereby represent and warrant to the Agent and the Banks that after giving effect to this First Amendment, (a) the representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as though made by the Loan Parties on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date, and (b) the Loan Parties are in compliance with all terms, conditions, provisions, and covenants contained in the Credit Agreement and the other Loan Documents.  This First Amendment has been duly executed by an authorized officer of each Loan Party.  The execution, delivery, and performance of this Amendment have been duly authorized by all necessary corporate action, require no governmental approval, and will neither contravene, conflict with, nor result in the breach of any law, charter, articles, or certificate of incorporation or organization, bylaws, operating agreement or other agreement governing or binding upon any of the Loan Parties or any of their property.  Each Loan Party is in good standing in its jurisdiction of organization.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ATTEST:		TRIUMPH GROUP, INC.

By:	/s/ John B. Wright, II	By:	/s/ John R. Bartholdson	(SEAL)
Name:	John B. Wright, II	Name: John R. Bartholdson
Title:	Vice President and Secretary	Title: Senior Vice President, Chief Financial
Officer and Treasurer

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Frank A. Pugliese
Name: Frank A. Pugliese
Title: Senior Vice President

BANK OF AMERICA, N.A., individually and as Syndication Agent

By:	/s/ Mary K. Giermek
Name: Mary K. Giermek
Title: Senior Vice President

CITIZENS BANK OF PENNSYLVANIA, individually and as Documentation Agent

By:	/s/ Timothy D. Merriman
Name: Timothy A. Merriman
Title: Senior Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, individually and as Managing Agent

By:	/s/ Tracey E. Sawyer-Calhoun
Name: Tracey E. Sawyer - Calhoun
Title: Vice President

NATIONAL CITY BANK, individually and as Managing Agent

By:
Name:
Title:

JP MORGAN CHASE BANK, N.A.

By:	/s/ Lee P. Brennan
Name:	Lee P. Brennan
Title:	Vice President

SOVEREIGN BANK

By:
Name:
Title:

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Greg Drabik
Name: Greg Drabik
Title: Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carin Keegan
Name: Carin Keegan
Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Nick Lotz
Name: Nick Lotz
Title: Assistant Vice President

ACCEPTED AND AGREED BY
GUARANTORS AS FOLLOWS:

NU-TECH BRANDS, INC.
TRIUMPH BRANDS, INC.
TRIUMPH GROUP ACQUISITION CORP.

By:	/s/ John R. Bartholdson
Name: John R. Bartholdson
Title: President and Treasurer of each of the above named companies

CBA MARINE SAS
CONSTRUCTIONS BREVETEES D’ALFORTVILLE SAS
MGP HOLDINGS SAS
TRIUMPH AFTERMARKET SERVICES (EUROPE) LIMITED
TRIUMPH CONTROLS (EUROPE) SAS
TRIUMPH INTERIORS LIMITED

By:	/s/ John R. Bartholdson
Name: John R. Bartholdson
Title: Director

TRIUMPH AFTERMARKET SERVICES INTERNATIONAL, LLC

By:	/s/ John R. Bartholdson
Name: John R. Bartholdson
Title: Director and Treasurer

TRIUMPH FABRICATIONS - FORT WORTH, INC. (f/k/a Aerospace Technologies, Inc.)
CBA ACQUISITION, LLC
TRIUMPH FABRICATINOS - HOT SPRINGS, INC. (f/k/.a Chem-Fab Corporation)
TRIUMPH PROCESSING, INC. (f/k/a DV Industries, Inc.)
TRIUMPH ACTUATION SYSEMS - VALENCIA, INC. (f/k/a EFS Aerospace, Inc.)
TRIUMPH ACTUATION SYSTEMS, LLC (f/k/a Frisby Aerospace, LLC)
TRIUMPH INSTRUMENTS - TETERBORO, INC. (f/k/a Furst Aircraft, Inc.)
TRIUMPH ACTUATION SYSTEMS - CONNECTICUT, LLC (f/k/a HTD Aerospace, LLC)
HT PARTS, LLC
LAMAR ELECTRO-AIR CORPORATION
TRIUMPH AEROSPACE SYSTEMS - WICHITA, INC. (f/k/a Lee Aerospace, Inc.)
TRIUMPH STRUCTURES - KANSAS CITY, INC. (f/k/a Nu-Tech Industries, Inc.)
THE TRIUMPH GROUP OPERATIONS, INC.
THE TRIUMPH GROUP OPERATIONS HOLDINGS, INC.
TRIUMPH AEROSPACE SYSTEMS GROUP, INC.
TRIUMPH AFTERMARKET SERVICES GROUP, INC.
TRIUMPH AIRBORNE STRUCTURES, INC. (formerly Airborne Nacelle Services, Inc.)
TRIUMPH AVIATIONS, INC.
TRIUMPH FABRICATIONS - SAN DIEGO, INC. (f/k/a Triumph Components - San Diego, Inc.)
TRIUMPH COMPOSITE SYSTEMS, INC.
TRIUMPH CONTROLS, INC.

TRIUMPH ENGINEERED SOLUTIONS, INC. (formerly Stolper-Fabralloy Company and Triumph Components - Arizona, Inc. and successor by merger to Advanced Materials Technologies, Inc. and Triumph Precision, Inc.)

TRIUMPH ENGINEERING SERVICES, INC.
TRIUMPH GEAR SYSTEMS, INC.
TRIUMPH GEAR SYSTEMS - MACOMB, INC. (formerly ACR Industries, Inc..)
TRIUMPH GROUP ACQUISITION HOLDINGS, INC.
TRIUMPH INSTRUMENTS, INC. (f/k/a Triumph/JDC Company)
TRIUMPH PRECISION CASTINGS CO.
TRIUMPH STRUCTURES - LOS ANGELES, INC. (formerly Hydro-Mill Co. and successor by merger to Ralee Engineering Co.)
TRIUMPH THERMAL SYSTEMS, INC.
TRIUMPH TURBINE SERVICES, INC.
TRIUMPH STRUCTURES - WICHITA, INC.
TRIUMPH INTERIORS, LLC

By:	/s/ John R. Bartholdson
Name: John R. Bartholdson
Title: Vice President and Treasurer of each of the above named companies